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                                                                   EXHIBIT 3(ii)



                          HOUSEHOLD INTERNATIONAL, INC.



                                     Bylaws

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                        (As in effect November 11, 1997)



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                                    BYLAWS OF

                          HOUSEHOLD INTERNATIONAL, INC.
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                                   ARTICLE I.

                        DEFINITIONS, PLACES OF MEETINGS.

         SECTION l. Definitions. When used herein, "Board" shall mean the Board of Directors of this Corporation, and "Chairman" shall mean Chairman of the Board of Directors.

         SECTION 2. Places of Meetings of Stockholders and Directors. Unless the Board shall fix another place for the holding of the meeting, meetings of stockholders and of the Board shall be held at the Corporation's International Headquarters, Prospect Heights, Cook County, Illinois, or at such other place in Cook County specified by the person or persons calling the meeting.


                                   ARTICLE II.

                             STOCKHOLDERS MEETINGS.

         SECTION l. Annual Meeting of Stockholders. The annual meeting of stockholders shall be held on such date and at such time as is fixed by the Board. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such annual meeting of stockholders.

         SECTION 2.  Special Meetings.

              CALL. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. Any previously scheduled special meeting of stockholders may be postponed by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such special meeting of stockholders.

              REQUISITES OF CALL. A call for a special meeting of stockholders shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it is called.




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         SECTION 3.  Notice of Meetings. Written notice of a meeting of stockholders setting forth the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.

         SECTION 4. Quorum and Adjournments. At any meeting of stockholders, the holders of a majority of all the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, and a majority of such quorum shall prevail except as otherwise required by law, the Certificate of Incorporation, or the bylaws.

         If the stockholders necessary for a quorum shall fail to be present at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn the meeting from time to time, until a quorum is present, provided, however, that any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         SECTION 6. List of Stockholders. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the



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meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present.

         SECTION 7. Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

         SECTION 8.  Nomination and Stockholder Business.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made (a) by or at the direction of the Board of Directors pursuant to the Corporation's proxy statement or notice of meeting or at the annual meeting of stockholders, or (b) other than as permitted by Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by any stockholder of the Corporation at the annual meeting of stockholders, provided such stockholder is entitled to vote at the meeting, has complied with the notice and the other procedures set forth in this Section 8, and was a stockholder of record at the time of giving of notice provided for in this Section 8.

              (2) For proposed nominees or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day



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following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate at the annual meeting for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to serving as a director if elected). Any individual proposed to be nominated to the Board of Directors by a stockholder pursuant to this procedure shall only become a nominee for election to the Board of Directors if the stockholder who has provided the notice, or his proxy, presents such individual as a nominee at the annual meeting; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's proxy statement or notice of meeting. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected may be made (a) by or at the direction of the Board of Directors pursuant to the Corporation's proxy statement or notice of meeting or at the meeting, or (b) at the meeting by any



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stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph (B) of Section 8, who shall be entitled to vote at the meeting and who complies with the procedures set forth in clause (a) of paragraph (A)(2) of of this Section 8. Stockholder's notice required by this paragraph (B) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective nomination or proposal shall be disregarded.

              (2) For purposes of this Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding anything set forth herein to the contrary, any stockholder may submit a notice delivered to the Secretary at the principal executive offices of the Corporation containing names of individuals for the Board of Directors to consider as potential nominees to the Board of Directors at the next meeting of stockholders called for the purpose of electing directors. In connection with such notice, the stockholder shall provide the information required in clause (a) of paragraph (A)(2) of this Section 8, including, the written consent of each individual to be named in the Corporation's proxy statement or notice of meeting if the Board of Directors, in its sole discretion, determines to nominate such individual. Any such notice provided by a stockholder must be timely received by the Corporation to enable the Board of Directors to review the qualifications of any person to be considered for a nomination. For purposes hereof, the notice shall be deemed timely if it is delivered to the Secretary of the Corporation within the time



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periods required for notices of stockholder proposals as set forth in Rule 14a-8 of the Exchange Act.

              (4) Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement or notice of meeting pursuant to Rule 14a-8 of the Exchange Act.

              (5) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8.


                                  ARTICLE III.

                               BOARD OF DIRECTORS.

         SECTION l. General Powers. The business and affairs of this Corporation shall be managed under the direction of the Board.

              NUMBER. The number of directors shall be fixed from time to time by resolution of the Board.

              TENURE. The directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

              VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum.

         SECTION 2. Annual Meetings of the Board. The annual meeting of the Board shall be held following the annual meeting of stockholders and shall be a meeting of the directors elected at such meeting of stockholders. No notice shall be required.

         SECTION 3. Regular Meetings of the Board. Regular meetings of the Board shall be held at such times and places as the Board may fix. No notice shall be required.

         SECTION 4. Special Meetings of the Board. Special meetings of the Board shall be held whenever called by the Chairman, the President, or any four or more directors. At least twenty-four hours' written or oral notice of each special meeting shall be given to each director. If mailed, notice must be deposited in the United States mail at least seventy-two hours before the meeting.



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         SECTION 5.  Quorum. A majority of the members of the Board if the total number is odd or one-half thereof if the total number is even shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum the majority of those present may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting.

         Except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, all actions of the Board shall be decided by vote of a majority of those present.

         SECTION 6. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees of directors which to the extent provided in the resolution shall have and may exercise powers and authority of the Board in the management of the business and affairs of the Corporation.

         SECTION 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE IV.

                                    OFFICERS.

         SECTION l. Officers. The General Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, such number of Executive Vice Presidents, Group Executives or Senior Vice Presidents as may be determined by the Board, a Secretary and a Treasurer. The Chairman and President shall be directors.

         The Board may from time to time designate, employ, or appoint such other officers and assistant officers, agents, employees, counsel, and attorneys at law or in fact as it shall deem desirable for such periods and on such terms as it may deem advisable, and such persons shall have such titles, only such power and authority, and perform such duties as the Board may determine.

         SECTION 2. Duties of Chairman of the Board. The Chairman shall sign and issue, jointly with the President, all reports to the stockholders and shall preside at all meetings of stockholders and of the Board. He shall, in general, perform all duties incident to the office of Chairman, and such other duties



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as may be prescribed by the Board and perform the duties of the President in his absence or inability to act.

         SECTION 3. Duties of Chief Executive Officer. At each annual meeting of the Board, or other meeting at which General Officers are or may be elected, the Board shall designate the Chairman or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general authority over all matters relating to the business and affairs of the Corporation subject to the control and direction of the Board.

         SECTION 4. Duties of President. The President shall, in general, perform all duties incident to the office of President and shall perform such other duties as may be prescribed by the Board. In the absence or inability of the Chairman to act, the President shall perform the duties of the Chairman pertaining to management of the Corporation, and the Chairman of the Executive Committee of the Board shall perform those duties of the Chairman pertaining to Board functions.

         SECTION 5. Duties of Executive Vice President, Group Executives and Senior Vice Presidents. Each Executive Vice President, Group Executive and Senior Vice President shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer of the Corporation or the Board. The order of seniority, if any, among the Executive Vice Presidents, Group Executives and Senior Vice Presidents shall be as designated from time to time by the Chief Executive Officer of the Corporation. In the absence or inability of the Chairman and the President to act, the senior of the Executive Vice Presidents, Group Executives and Senior Vice Presidents, if one has been so designated, shall perform the duties of the President. In the absence of any such designation, the director who is the acting Chairman of the Executive Committee of the Board of Directors shall assume the duties of the President for such time period as required.

         SECTION 6. Duties of Secretary. The Secretary shall record the proceedings of meetings of the stockholders and directors, give notices of meetings, and shall, in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board.

         SECTION 7. Duties of Treasurer. The Treasurer shall have custody of all funds, securities, evidences of indebtedness, and other similar property of the Corporation, and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be prescribed by the Board."





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                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS.

         SECTION l. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; except that the establishment of a record date for determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be established pursuant to Article VII of the bylaws.


                                   ARTICLE VI.

                                EMERGENCY BYLAWS.

         SECTION l. When Operative. Notwithstanding any different provision in the preceding Articles of the bylaws or in the Certificate of Incorporation, the emergency bylaws provided in this Article VI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

         SECTION 2. Board Meetings. During any such emergency, a meeting of the Board may be called by any director or, if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without Cook County, Illinois, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the



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directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

         SECTION 3. Amendments to Emergency Bylaws. These emergency bylaws may be amended, either before or during any emergency, to make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                  ARTICLE VII.

                          CONSENTS TO CORPORATE ACTION.

         SECTION 1. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of Sections (2) and (3) of this Article VII, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 2. Determination of Record Date for Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable. At such meeting, the Board of Directors shall fix a record date as provided in Section 213(b) (or its successor provision) of the Delaware General Corporation Law; that record date, however, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board nor more than 15 days from the date of the receipt of the stockholder's request. Notice of the record date shall be



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published in accordance with the rules and policies of any stock exchange on which securities of the Corporation are then listed. Should the Board fail to fix a record date as provided for in this Section 2, then the record date shall be the day on which the first written consent is duly delivered pursuant to
Section 213(b) (or its successor provision) of the Delaware General Corporation Law, or, if prior action is required by the Board with respect to such matter, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such action.

         SECTION 3. Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.




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